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                                                                    Exhibit 10.5

                                CONVERTIBLE NOTE

        THIS NOTE AND THE COMMON STOCK INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS THEY ARE REGISTERED UNDER THE ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS MADE, OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS IS AVAILABLE IN THE OPINION OF COUNSEL SATISFACTORY TO KINGS ROAD ENTERTAINMENT, INC.

        FOR VALUE RECEIVED, KINGS ROAD ENTERTAINMENT, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to TRESOR WORLDWIDE LIMITED, a corporation of the British Virgin Islands (the "Holder"), with an address at Havilland Hall, Guernsey, Channel Islands, GY6 8TP and telecopy number of 011 44 171 823 5129, the sum of ONE MILLION U.S. DOLLARS ($1,000,000.00), together with interest as provided below, on the first anniversary of the date of this Note (the "Maturity Date"). This Note and any other convertible notes which are issued in exchange for all or any portion of this Note are referred to herein as the "Notes."

        The following terms shall apply to this Note:

                                    ARTICLE I
                                     GENERAL

        I.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any amounts due under this Note.

        I.2 Interest Rate. Interest shall accrue at 8% per annum, payable quarterly, on July 1, 1999, October 1, 1999, January 1, 2000 and the Maturity Date, and until this Note is paid in full. In the event that this Note is not paid in full on the Maturity Date or any extended maturity date or upon acceleration of this Note, interest shall accrue at the maximum interest rate permitted by applicable law.

        I.3 Prepayment. The Borrower may, upon giving thirty (30) days' notice to the Holder, prepay this Note prior to the Maturity Date, in whole or in part, at any time without penalty; provided, however, that Borrower shall not have such right of prepayment in the event the Holder, within ten (10) days after receiving such notice of prepayment, gives written notice to the Borrower that the Holder objects to such proposed prepayment of this Note.

        I.4 Option to Extend Maturity Date of this Note.

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        (a) By written notice to the Borrower prior to the Maturity Date or any extended Maturity Date, the Holder from time to time may extend, for a period or periods not to exceed one (1) year in the aggregate, the date on which the principal and interest on this Note are due provided that such notice sets forth clearly the new maturity date and whether or not the Holder may further extend the new maturity date by prior notice to the Borrower.

        I.5 Convertible Note Purchase Agreement. This Note is issued by the Borrower to the Holder pursuant to a Convertible Note Purchase Agreement made between them dated as of the date hereof.

                                   ARTICLE II
                       CONVERSION AND REGISTRATION RIGHTS

        The Holder shall have the right to convert the principal amount due under this Note and the interest accrued and unpaid thereon, into shares of the Common Stock of the Borrower, as set forth below.

        II.1 Conversion into Borrower's Common Stock.

        (a) The Holder shall have the right from time to time, at any time on or prior to the date the Note is paid in full, to convert in whole or in part any outstanding and unpaid principal portion of this Note of not less than $25,000 (or any lesser amount representing the full remaining outstanding and unpaid portion of the Note), together with the interest accrued and unpaid thereon, into fully paid and nonassessable shares (the "Conversion Shares") of Common Stock, $0.01 par value per share, of the Borrower as such stock exists on the date of issuance of this Note (the "Common Stock") or any shares of capital stock of the Borrower and/or other securities into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price"), determined as provided herein. Upon the surrender of this Note, accompanied by the Holder's written request for conversion, Borrower shall issue and deliver to the Holder that number of shares of Common Stock and/or other securities for the portion of the Note converted and a new Note in the form hereof for the balance of the principal amount hereof, if any. The number of shares of Common Stock and/or other securities to be issued upon each conversion of this Note shall be determined by dividing the dollar amount of that portion of the Note to be converted by the Conversion Price and shall be delivered to the Holder not later than three (3) business days after Holder has delivered its request for conversion.

        (b) Subject to adjustment as provided in Section 2.1(e) hereof, the Conversion Price shall be the lower of (i) $2.06 or (ii) seventy (70%) percent of the average closing bid price of the Common Stock as quoted on The Nasdaq SmallCap Market ("SmallCap Market") or the so-called "pink sheets" or the OTC "Electronic Bulletin Board," as the case may be, for the five (5) trading days immediately preceding the date of conversion of all or part of the Note; provided, however, that the Conversion Price shall in no event be less than $1.00 (One Dollar) except through the operation of adjustments as provided in
Section 2.1(e) or the Penalty, described in Section 2.1(c), and, in addition, unless shareholders of the Borrower have approved the terms of the Note, the Borrower, upon conversion of the Note, shall not be obligated to issue more shares than it could issue under NASD Rule 4310(c)(25)(H)(i)d without having to obtain shareholder


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approval and the unconvertible balance of the Note, if any, shall remain a debt of the Borrower. Unless the shareholders of the Borrower have approved the terms of the Note within one hundred thirty-five (135) days of the date of the Note, the holder of the Note may declare the Note immediately due and payable.

        (c) The Borrower and the Holder have entered into a Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement"). Capitalized terms used and not defined in this Note have the respective meaning assigned to them in the Registration Rights Agreement. (i) Unless a Registration Statement registering all of the Registrable Securities has become effective under the Securities Act by the six-month anniversary (the "Six-Month Anniversary") of the date of this Note, or (ii) if such Registration Statement has become effective but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Registration Period, as long as any portion of the Registrable Securities remains as a Restricted Security, the applicable Conversion Price at the time of conversion will be reduced by three (3%) percent on a cumulative basis (the "Penalty") at the beginning of each thirty (30) day period following (i) the Six-Month Anniversary or (ii) the date on which such Registration Statement ceases to be effective, as the case may be, up to a maximum of an eighteen (18%) percent reduction in the Conversion Price. If, however, after the first anniversary of the date of this Note, the Registrable Securities may not be sold because of the Company's failure to be current in its reporting obligations, or because of volume limitations under Rule 144(e)(2), then the three (3%) percent Penalty will continue with respect to the reduction of the Conversion Price on a cumulative basis at the beginning of each thirty (30) day period following the first anniversary of the date of this Note until such portion of the Registrable Securities ceases to be a Restricted Security and the Conversion Price may be reduced by more than eighteen (18%) percent.

        (d) [Intentionally left blank.]

        (e) The Conversion Price and number and kind of shares of other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note shall thereafter evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.1(e) shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note shall thereafter evidence the right to purchase such


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number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in the case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                D. Adjustment for Sale of Additional Shares.

                        (1) If the Borrower shall issue any additional shares of Common Stock of any class at a price per share less than the last sale price of the Common Stock on the SmallCap Market in effect immediately prior to the sale of such shares, and the Borrower is paid exclusively in cash for such shares, then in each such case the Conversion Price shall be reduced to an amount determined by multiplying in the Conversion Price by a fraction:

                        (i) the numerator of which shall be (x) the number of shares of Common Stock of all classes outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock plus (y) the number of shares of Common Stock which the consideration received by the Borrower for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price (prior to adjustment), and

                        (ii) the denominator of which shall be (x) the number of shares of Common Stock of all classes outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock plus (y) the number of such additional shares of Common Stock so issued.

                (2) Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price will be made pursuant to the preceding paragraph D.(1) in connection with the Borrower's proposed transactions with Immediate Entertainment Group, Inc. or Star TV Ag or in connection with the purchase by the Borrower of the assets of DCC Compact Classics, Inc. or the IEGP Subsequent Acquisitions, defined and described in the Convertible Note Purchase Agreement between the Borrower and the Holder.

        II.2 Method of Conversion. This Note may be converted by the Holder in whole or in part by the surrender of this Note at the office of the Borrower set forth below. Upon partial exercise hereof, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted.


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                                   ARTICLE III
                                EVENTS OF DEFAULT

        If any of the following events shall occur (herein individually referred to as an "Event of Default"):

        (i) Default in payment of the principal amount of this Note when due;

        (ii) Default in the payment when due of any interest accruing on this
Note if such default is not cured by the Borrower within ten (10) days after the Holder has given Borrower written notice of such default; provided, that after Holder has given notice under this clause (ii) on two separate occasions, no notice shall be required of a default in interest payments to constitute any further Event of Default hereunder;

        (iii) Failure of the Borrower to deliver the Conversion Shares and/or other securities to the Holder within three (3) business days as provided in
Section 2.1(a).

        (iv) A material default by Borrower of any obligation, or breach by the Borrower of any representation, warranty, covenant or agreement, set forth in any other document signed by Borrower in connection with the issuance of this Note, which is not cured or cannot be cured by the Borrower within ten (10) days after the Holder has given the Borrower written notice of such default;

        (v) Failure by the Borrower to maintain its SmallCap Market Listing for shares of its stock.

        (vi) Any default of Borrower under any indebtedness or other obligations which aggregate at least $100,000 if such default is not cured by Borrower before the earlier of (1) ten (10) days after the Holder has given Borrower written notice of such default or (2) the obligee of such indebtedness or other obligation has made demand or notified Borrower of any acceleration and, in either case, any cure period has lapsed;

        (vii) The rendering of one or more judgments or orders against Borrower for the payment of money exceeding any applicable insurance coverage by more than $25,000 in the aggregate, and either (1) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (2) there shall be any period of thirty consecutive days during which a stay or enforcement of any such judgement or order, by reason of a pending appeal or otherwise, shall not be in effect;

        (viii) The institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by Borrower to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property, or the taking of any action by the Borrower in furtherance of any such action; or


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        (ix) If, within sixty (60) days after the commencement of an action against Borrower seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Borrower or all orders or proceedings thereunder affecting the property of Borrower stayed, or if the stay of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of the Borrower's property shall not have been vacated;

        Then, with the exception of any Event of Default specified in clauses
(viii) or (ix) above, the Holder of this Note may, by notice to Borrower, declare the principal of this Note, all interest thereon and any other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, whereupon the principal amount of this Note, all such interest and all such other amounts shall become and be immediately due and payable, and the Holder may exercise any and all of its other rights under applicable law hereunder.

        Upon the occurrence of an Event of Default specified in clauses (viii) or (ix) above, the principal amount of this Note, all interest thereon and all other amounts payable hereunder shall thereupon and concurrently therewith become due and payable, all without any action by the Holder of this Note, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything in this Note to the contrary notwithstanding.

        The Borrower covenants and agrees that, so long as any portion of this
Note is outstanding, it will hold in reserve solely for the issuance of the Conversion Shares one share of Common Stock for each one dollar of principal amount of this Note outstanding.

                                   ARTICLE IV
                                 REPRESENTATIONS

        Borrower represents and warrants to the Holder that: (i) this Note is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms; (ii) the execution and delivery by the Borrower of this Note and the performance by the Borrower of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, or constitute a default under, any agreement to which the Borrower is a party or to which the Borrower may be bound; and (iii) the authorized capital stock of the Borrower consists of 12,000,000 shares of Common Stock, of which 3,389,315 are issued and outstanding and that no options or warrants or other securities convertible into shares of Common Stock are outstanding.

                                    ARTICLE V
                                  MISCELLANEOUS

        V.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof,


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nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        V.2 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed delivered the day telecopied (with copy mailed by overnight courier) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section 5.2: (i) if to the Borrower, to Phillip Cook, c/o FAB Securities of America, Inc., 50 Broadway 14th Floor, New York, New York 10004, telecopy: 212-785-3232, with a copy to Joseph L. Cannella, Fischbein- Badillo- Wagner- Harding, 909 Third Avenue, New York, NY 10022, telecopy number: (212) 644-3603; and (ii) if to the Holder, to the name, address and telecopy number (if one is provided) set forth on the first page hereof, with a copy to Lawrence Blatte, Esq., Rosen & Reade, LLP, 757 Third Avenue, New York, NY 10017, telecopy number: (212) 755-5600.

        V.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

        V.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

        V.5 Governing Law. This Note has been executed in and shall be governed by the laws of the State of New York.

        V.6 Guaranty of this Note by Orwell Properties, Inc. This Note and any additional Notes are guaranteed by the Borrower's wholly-owned subsidiary, Orwell Properties, Inc., a corporation of the British Virgin Islands. The form of the Guaranty is attached to the Convertible Note Purchase Agreement as Exhibit M.

        V.7 Expenses and Attorneys' Fees. Borrower shall be fully responsible for and shall pay costs and expenses incurred by Holder in enforcing Holder's rights under this Note, including, but not limited to, attorney's fees, court costs and disbursements.

        V.8 Submission to Jurisdiction; Service of Process. Borrower irrevocably agrees to submit to personal jurisdiction of the Courts of England, situated in London, England, in any action or proceeding arising under this Note. Borrower further irrevocably agrees that suit, action or other legal proceedings may be brought in such courts of England and waives any objection which Borrower may have to the laying of venue of any such suit, action or proceeding in such courts. Borrower further agrees and consents that any such service of process upon Borrower in any manner as is provided in Section 5.2 for the giving of Notices shall be taken and held to be valid personal service upon Borrower for the courts of England and that any such service of process shall be of the same force and validity as if service were made upon Borrower according to the laws governing the validity and requirements of such service in England, and Borrower waives all claim of error by reason of such service.


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        IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on this 26th day of April, 1999.


                                       KINGS ROAD ENTERTAINMENT, INC.

                                       By: /s/Phillip Geoffrey Cook
                                          --------------------------------------
                                       Title:Chairman


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